                                                                     Exhibit 4.2


                           PRUDENTIAL FINANCIAL, INC.

                                       and

                          EQUISERVE TRUST COMPANY, N.A.

                                  Rights Agent

                                Rights Agreement

                          Dated as of November 1, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
                                                                                                      ----
Section 1.     Certain Definitions.......................................................................1

Section 2.     Appointment of Rights Agent...............................................................6

Section 3.     Issue of Rights Certificates..............................................................6

Section 4.     Form of Rights Certificates...............................................................8

Section 5.     Countersignature and Registration.........................................................9

Section 6.     Transfer, Split Up, Combination and Exchange of Rights Certificates;
               Mutilated, Destroyed, Lost or Stolen Rights Certificates.................................10

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights............................11

Section 8.     Cancellation and Destruction of Rights Certificates......................................13

Section 9.     Reservation and Availability of Capital Stock............................................13

Section 10.    Preferred Stock Record Date..............................................................14

Section 11.    Adjustment of Purchase Price, Number of Shares or Number of Rights.......................15

Section 12.    Certification of Adjusted Purchase Price or Number of Shares.............................23

Section 13.    Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power..........23

Section 14.    Fractional Rights and Fractional Shares..................................................26

Section 15.    Rights of Action.........................................................................27

Section 16.    Agreement of Rights Holders..............................................................28

Section 17.    Rights Certificate Holder Not Deemed a Stockholder.......................................28

Section 18.    Concerning the Rights Agent..............................................................29

Section 19.    Merger or Consolidation or Change of Name of Rights Agent................................29

Section 20.    Duties of Rights Agent...................................................................30

Section 21.    Change of Rights Agent...................................................................32

                                                                                                      Page
                                                                                                      ----
Section 22.    Issuance of New Rights Certificates......................................................32

Section 23.    Redemption...............................................................................33

Section 24.    Exchange.................................................................................34

Section 25.    Notice of Certain Events.................................................................35

Section 26.    Notices..................................................................................36

Section 27.    Supplements and Amendments...............................................................36

Section 28.    Successors...............................................................................37

Section 29.    Determinations and Actions Taken by the Board of Directors...............................37

Section 30.    Benefits of this Agreement...............................................................37

Section 31.    Severability.............................................................................38

Section 33.    Counterparts.............................................................................38

Section 34.    Descriptive Headings.....................................................................38



Exhibit A  Form of Certificate of Amendment............................................................A-1

Exhibit B  Form of Rights Certificate..................................................................B-1

Exhibit C  Summary of Rights to Purchase Preferred Stock...............................................C-1

                                RIGHTS AGREEMENT
                                ----------------

     This Agreement, dated as of November 1, 2001 between Prudential Financial, Inc., a New Jersey corporation (the "Company"), and EquiServe Trust Company, N.A., a ________________ (the "Rights Agent"):

                               W I T N E S S E T H
                               -------------------

     WHEREAS, as of December 15, 2000, the Board of Directors of The Prudential Insurance Company of America ("Prudential") adopted a Plan of Reorganization, as amended and restated thereafter from time to time (the "Plan of Reorganization"), providing for its conversion from a mutual life insurance company into a stock life insurance company which is an indirect subsidiary of the Company;

     WHEREAS, on October 9, 2001, the Board of Directors of the Company determined it desirable and in the best interests of the Company and its shareholders (including eligible policyholders of Prudential that become shareholders of the Company pursuant to the Plan of Reorganization) for the Company to adopt a shareholder rights plan;

     WHEREAS, on October 9, 2001, (the "Rights Authorization Date"), the Board of Directors of the Company authorized the issuance of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) to be distributed in connection with the initial issuance of Common Stock as part of the demutualization of The Prudential Insurance Company of America and the Company's initial public offering, and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued (whether as an original issuance or from the Company's treasury) between the Original Issuance Date (as hereinafter defined) and the Distribution Date (as hereinafter defined) and in certain other circumstances provided herein, each Right initially representing the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company (a "Unit") having the rights, powers and preferences set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the applicable excerpt of which is set forth in Exhibit A hereto), upon the terms and subject to the conditions hereinafter set forth (the "Rights");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the
                -------------------
following terms have the meanings indicated:

     (a) "1933 Act" shall have the meaning assigned to it in Section 9(d).

     (b) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of a Substantial Block, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company, or of any Subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to, the terms of any such plan, (iv) any Person who becomes the Beneficial Owner of a Substantial Block as a result of a reduction in the number of shares of Voting Stock outstanding due to the repurchase of shares of Voting Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of a Substantial Block of the then outstanding shares of Voting Stock, acquires beneficial ownership of additional shares of Voting Stock representing one percent (1%) or more of the shares of Voting Stock then outstanding or (v) any Person who becomes the Beneficial Owner of a Substantial Block without any plan or intention to seek or affect control of the Company, if such Person, together with all of its Affiliates and Associates, promptly divests, or promptly enters into an agreement with, and satisfactory to, the Company, in its sole discretion, to divest (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of a Substantial Block (or securities convertible into, exchangeable into or exercisable for a Substantial Block) so that Person ceases to be the Beneficial Owner of a Substantial Block; provided, however, that if the Person fails to
                              --------  -------
promptly divest or to promptly enter into such a satisfactory agreement with the Company to divest within 10 Business Days after becoming the Beneficial Owner of a Substantial Block (unless extended by the Board of Directors in its sole discretion), then such Person shall become an Acquiring Person immediately after such 10 Business Day period, including any such extension thereof.

     (c) "Adjustment Shares" shall have the meaning assigned to it in Section 11(a)(ii).

     (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of any conversion, exchange or purchase rights (other than the Rights), warrants or options, or otherwise; provided, however, that a
                                                 --------  -------
     Person shall not be deemed the

     Beneficial Owner of, or to "Beneficially Own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), or securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date (as hereinafter defined) or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or, (B) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

provided, however, that a Person shall not be deemed the Beneficial Owner of, or
--------  -------
to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to and in accordance with, the applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and provided,
                                                                      --------
further, that nothing in this paragraph (e) shall cause a person engaged in
-------
business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     (f) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to close.

     (g) "Class B Stock" refers to the class of common stock, par value $.01 per share, of the Company designated as "Class B Stock".

     (h) "Close of Business" on any given date shall mean 5:00 P.M., New Jersey time, on such date; provided, however, that if such date is not a Business Day
                    --------  -------
it shall mean 5:00 P.M., New Jersey time, on the next succeeding Business Day.

     (i) "Common Stock" refers to the class of common stock, par value $.01 per share, of the Company designated as "Common Stock" (and, as such, it excludes the Class B Stock) and "common stock" (i) when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and (ii) when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which (A) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and which (B) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

     (j) "Common Stock Equivalents" shall have the meaning assigned to it in
Section 11(a)(iii).

     (k) "Company" shall have the meaning assigned to it in the first paragraph of this Agreement.

     (l) "Current Market Price" shall have the meaning assigned to it in Section 11(d)(i).

     (m) "Current Value" shall have the meaning assigned to it in Section 11(a)(iii).

     (n) "Distribution Date" shall have the meaning assigned to it in Section 3.

     (o) "Equivalent Preferred Stock" shall have the meaning assigned to it in
Section 11(b).

     (p) "Equivalent Stock" shall have the meaning assigned to it in Section 7.

     (q) "Exchange Act" shall have the meaning assigned to it in Section 1(e).

     (r) "Exchange Ratio" shall have the meaning assigned to it in Section 24.

     (s) "Expiration Date" shall have the meaning assigned to it in Section 7.

     (t) "Final Expiration Date" shall have the meaning assigned to it in
Section 7.

     (u) "Original Issuance Date" shall mean the date of the initial issuance of Common Stock to policyholders in connection with the demutualization of The Prudential Insurance Company of America.

     (v) "NASDAQ" shall have the meaning assigned to it in Section 11(d)(i).

     (w) "Person" shall mean any individual, firm, corporation, or other entity and shall include any successor by merger or otherwise of such entity.

     (x) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

     (y)  "Principal Party" shall have the meaning assigned to it in Section 13.

     (z)  "Purchase Price" shall have the meaning assigned to it in Section 4.

     (aa) "Redemption Price" shall have the meaning assigned to it in Section
23.

     (bb) "Rights Certificate" shall have the meaning assigned to it in Section
3.

     (cc) "Rights" shall have the meaning assigned to it in the recitals.

     (dd) "Rights Agent" shall have the meaning assigned to it in the first paragraph of this Agreement.

     (ee) "Rights Authorization Date" shall have the meaning assigned to it in the recitals.

     (ff) "Section 11(a)(ii) Event" shall have the meaning assigned to it in
Section 7(e).

     (gg) "Section 11(a)(ii) Trigger Date" shall have the meaning assigned to it in Section 11(a)(iii).

     (hh) "Section 13 Event" shall have the meaning assigned to it in Section 7(e).

     (ii) "Spread" shall have the meaning assigned to it in Section 11(a)(iii).

     (jj) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

     (kk) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and any Affiliate of such Person.

     (ll) "Substantial Block" shall mean a number of shares of Voting Stock having in the aggregate 10% or more of the general voting power.

     (mm) "Substitution Period" shall have the meaning assigned to it in Section 11(a)(iii).

     (nn) "Summary of Rights" shall have the meaning assigned to it in Section 3(b).

     (oo) "Trading Day" shall have the meaning assigned to it in Section 11(d).

     (pp) "Triggering Event" shall mean a Section 11(a)(ii) Event or Section 13 Event.

     (qq) "Unit" shall have the meaning assigned to it in the recital.

     (rr) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, including but not limited to the Class B Stock. For the purposes hereof, "voting power," when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

     Section 2. Appointment of Rights Agent. The Company hereby appoints the
                ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall, prior to the Distribution Date, also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agent or Agents as it may deem necessary or desirable.

     Section 3. Issue of Rights Certificates. (a) The "Distribution Date" shall
                ----------------------------
mean the earlier of (i) the tenth Business Day (or such later date as may be determined by the Board of Directors) after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) (or any successor rule) under the Exchange Act) by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company) for a number of shares of the outstanding Voting Stock having 10% or more of the general voting power, or
(ii) the tenth Business Day after a Stock Acquisition Date

(or such earlier or later date as the Board of Directors may determine prior to the date specified in clause (i) or clause (ii) above that otherwise would be the Distribution Date). Up to and including the Distribution Date, (x) the Rights will be evidenced in uncertificated form and registered in the names of the holders of Common Stock, whether such Common Stock is issued in uncertificated or certificated form (to the extent Common Stock is issued in certificated form, the certificates for the Common Stock shall be deemed also to evidence the Rights and shall include the legend set forth in Section 3(b), and not by separate Rights Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock (whether in uncertificated or certificated form). As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, insured, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company at the Close of Business on the Distribution Date, at the address of such holder shown on such records, a Rights Certificate (the "Rights Certificate"), in substantially the form of Exhibit B hereto, evidencing one Right for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

     (b) The Company will make available, as promptly as practicable following the Original Issuance Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights") to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to shares of Common Stock issued and outstanding until the Distribution Date (whether such shares of Common Stock are issued in uncertificated or certificated form), the Rights will be evidenced by such shares of Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7(a) hereof), the transfer of any shares of Common Stock in respect of which Rights have been issued (whether such shares of Common Stock are issued in uncertificated or certificated form) shall also constitute the transfer of the Rights associated with such shares of Common Stock. The Company will cause any certificates for Common Stock issued after the Rights Authorization Date, but prior to the earlier of the Distribution Date or the Expiration Date or the date, if any, on which the Rights are redeemed, to have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Prudential Financial, Inc. and EquiServe Trust Company, N.A., dated as of November 1, 2001 (the "Rights

     Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Prudential Financial, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Prudential Financial, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or one of certain transferees thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may be limited as provided in the Rights Agreement.

Until the Distribution Date or the Expiration Date, the Rights associated with any shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock certificate.

     (c) Until the Distribution Date, the surrender for transfer of shares of Common Stock outstanding on or after the Original Issuance Date (whether in uncertificated or certificated form), shall also constitute the transfer of the Rights associated with such shares of Common Stock. After the Distribution Date, the Rights will be evidenced solely by the Rights Certificates.

     Section 4. Form of Rights Certificates. (a) The Rights Certificates (and
                ---------------------------
the forms of assignment and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11, Section 13 and Section 22, the Rights Certificates, whenever issued, shall be dated as of November 1, 2001, and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share set forth therein (the "Purchase Price"), but the number and type of such shares and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i), or Section 22 that represents Rights Beneficially Owned by: (i) an

Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

     The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or one of certain transferees thereof. Accordingly, under certain circumstances as provided in the Rights Agreement, this Rights Certificate and the Rights represented hereby may be limited as provided in such Agreement.

     Section 5. Countersignature and Registration. (a) The Rights Certificates
                ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, the date of each Rights Certificate and the number of each Rights Certificate.

     Section 6. Transfer, Split Up, Combination and Exchange of Rights
                ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. (a)
----------------------------------------------------------------------
Subject to the provisions of Section 4(b), Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date or the day prior to the day, if any, on which the Rights are to be redeemed pursuant to Section 23, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase such number of shares of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing, signed by the registered holder with such signature guaranteed in such manner as is reasonably satisfactory to the Rights Agent, delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal stock transfer office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
                -------------------------------------------------------------
(a) Subject to Section 7(e), at any time after the Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9, Section 11(a)(iii) and
Section 23) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal stock transfer office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on __________________/1/ or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date being hereinafter referred to as the "Final Expiration Date") or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 (the earlier of (i) and (ii) being herein referred to as the "Expiration Date"). If at any time after the Rights become exercisable hereunder but prior to the Expiration Date the Company is prohibited by its Amended and Restated Certificate of Incorporation, as it may be amended from time to time (hereinafter, the "Certificate of Incorporation"), from issuing Preferred Stock upon the exercise of all of the outstanding Rights, the Company may issue upon the exercise of the Rights shares of stock or other securities of the Company of equivalent value to the Preferred Stock ("Equivalent Stock"), as determined by the Board of Directors.

     (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $___, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or money order payable to the order of the Company, the Rights Agent shall, subject to this Section 7 and Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of Preferred Stock (or any Equivalent Stock then issuable) a certificate for the number of shares of Preferred Stock (or any Equivalent Stock then issuable) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case

--------------

/1/ Insert the date that is the tenth anniversary of the effective date of the Plan of Reorganization.

certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 and (iii) promptly after receipt of such certificate, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued. Notwithstanding any other provision of this Agreement to the contrary, the Company reserves the right to instruct the Rights Agent to issue shares of Preferred Stock or any Equivalent Stock or depositary receipts in uncertificated form (in lieu of certificated form), in which event the Company and the Rights Agent may agree upon such ancillary terms and conditions, and any necessary modifications to this Agreement, as apply to securities issued in uncertificated form without the approval of any holder of shares of Common Stock, Rights or Rights Certificates.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to, or upon the order of, the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of
Section 14.

     (e) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any of the events described in Section 11(a)(ii) (a "Section 11(a)(ii) Event") or in clause (a), (b) or (c) of the first sentence of Section 13 (a "Section 13 Event"), the adjustments provided for under Section 11(a)(ii) and Section 13 with respect to the amount (but not the type) of securities receivable upon exercise of a Right shall not apply with respect to any Rights that are at the time of the occurrence of such event Beneficially Owned by (i) an Acquiring Person or by any Associate or Affiliate of such Acquiring Person or
(ii) a transferee of an Acquiring Person or of any Associate or Affiliate of such Acquiring Person (A) who becomes a transferee after the Acquiring Person becomes such, or (B) who becomes a transferee prior or to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such

Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e). Upon the exercise of such Rights, the holders thereof shall be entitled to receive, upon payment of the Purchase Price, the type of securities issuable upon exercise of a Right but without giving effect to the adjustments with respect to the amount of securities receivable upon exercise of a Right provided for under Section 11(a)(ii) and Section 13. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its making or failing to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights
                ---------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Capital Stock. The Company
                ---------------------------------------------
covenants and agrees that it will (a) cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights, (b) take all such action as may be necessary to insure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable, (c) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) upon the exercise of Rights and (d) take all such action, from and after the date the Rights become exercisable hereunder, as may be necessary to permit the exercise of the Rights for Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities), including any required registration under the Securities Act of 1933, as amended (the "1933 Act"), and, in connection therewith and if deemed desirable by the Company, use its best efforts to list (or continue the listing of) the Preferred Stock on a national securities exchange and to cause all shares of Preferred Stock reserved for issuance upon exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety
(90) days, the exercisability of the Rights in order to comply with all applicable Federal and state securities laws. Upon any such suspension, the Company shall issue a public announcement (and shall provide written notice to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective. Notwithstanding the provisions of clause (c) of the first sentence of this
Section 9, the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Preferred Stock Record Date. Each Person in whose name any
                 ---------------------------
shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) represented thereby on, and any certificate evidencing such shares shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided,
                                                             --------
however, that if the date of such surrender and payment is a date upon which the
-------
Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and any certificate evidencing such shares shall be dated, the next succeeding Business Day on which the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number of Shares or Number of
                 -----------------------------------------------------------
Rights. The Purchase Price, the number and kind of shares covered by each Right
------
and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock,
     (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
     Section 7(e), then and in each such event, the number of shares of Preferred Stock issuable upon the exercise of a Right and the Purchase Price payable after such event shall be the number of shares of Preferred Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Purchase Price after such event shall be the Purchase Price in effect immediately prior to such event multiplied by such fraction. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) In the event that any Person shall, at any time after the Rights Authorization Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in
     Section 13(a) hereof, then proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e), shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock as shall, equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

          (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Certificate of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (excluding shares of Class B Stock but including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided,
                                                               --------
     however, that if the Company shall not have made adequate provision to
     -------
     deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, as and when and to the maximum extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date (and remaining in effect) to which it is a party, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety
     (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current market price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the current market price per share of the Common Stock on such date.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price per share of Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and of which the denominator shall be such current market price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per share of such stock is determined during a period following the announcement by the issuer of such stock of (A) a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten
     (10) Trading Day period, as set forth above, then, and in each such case, the current market price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or such other system then in use. If on any such date the shares of such stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of such stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, a Business Day. If such stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the current market price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the current market price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, current market price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the current market price of a Unit shall be equal to the current market price of one share of Preferred Stock divided by 1,000.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any
                                                   --------  -------
adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

     (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capita1 stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a) , (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for an adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock of which a Right related immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (ii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Authorization Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     Section 12. Certification of Adjusted Purchase Price or Number of Shares.
                 ------------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow
                 --------------------------------------------------------------
or Earning Power. In the event on or at any time after a Stock Acquisition Date,
----------------
directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), then, and in each such case:

          (A) proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of common stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which following the first occurrence of a Section 13 Event shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the common stock of such Principal Party, on the date of consummation of such Section 13 Event; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) the Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its common stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of
     Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          (B) "Principal Party" shall mean:

          (1) in the case of any transaction described in (a) or (b) of the first sentence of this Section 13, (i) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the common stock of which has the greatest market value or (ii) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation or, if there is more than one such Person, the Person the common stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives);

          (2) in the case of any transaction described in (c) of the first sentence of this Section 13, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest market value of shares outstanding;

provided, however, that in any such case, (w) if the common stock of such Person
--------  -------
is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to such other corporation, (x) if the common stock of such Person is not and has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation the common stock of which is and has been so registered, "Principal Party" shall refer to the corporation which ultimately controls such Person, (y) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the common stock of all of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of the common stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (w) - (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement making valid provision for the results described in subsections (A) and (B) above and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in this Section 13, the Principal Party will:

          (i) prepare and file a registration statement under the 1933 Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the 1933 Act) until the Expiration Date; and

          (ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

          (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

provided, however, that in no case may the Company consummate any such
--------  -------
consolidation, merger, sale or transfer if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The provisions of this Section 13 shall similarly apply to successive mergers or consolidation or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall
                 ---------------------------------------
not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. If the Company shall determine not to issue such fractional Rights, in lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated by transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integra1 multiples of the fraction of share for which a Right is exercisable). In lieu of fractional shares that are not integral multiples of the fraction for which a Right is then exercisable, the Company may pay to the registered holders of Rights Certificates at the time such Rights Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock. For purposes of this Section 14, the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this
                 ----------------
Agreement are vested in the respective registered holders of the Rights Certificates (and prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, any registered holder of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights in the manner provided in such Rights Certificate and this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by
                 ---------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock (whether such shares of Common Stock are in uncertificated or certificated form);

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent and then if surrendered at the principal stock transfer office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

     (c) subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated share of Common Stock, whether in uncertificated or certificated form) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or any associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary.

     (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Holder Not Deemed a Stockholder. No holder, as such, of
                 --------------------------------------
any Rights Certificate (or, prior to the Distribution Date, any holder of Common Stock evidencing a Right) shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon such holder of Rights, as such, any of the rights of a stockholder of the Company or any right to vote at the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in

Section 25) or to receive dividends or subscription rights, or otherwise, until the Right or Rights shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to
                 ---------------------------
the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a)
                 ---------------------------------------------------------
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned, and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates, either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent: and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates, either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties
                 ----------------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such act or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates, or be required to verify the same (except its countersignature thereof), but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, 13 or 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor
                 ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of Common Stock and Preferred Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Common Stock and Preferred Stock by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of a state of the United States in good standing, which is authorized under such laws to exercise corporate trust or stock transfer or shareholders services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Common Stock and Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the
                 -----------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and in the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate
                       --------  -------
shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption. The Board Directors may, at its option, at any time
                 ----------
prior to the earlier of (i) the Distribution Date, or (ii) the Final Expiration Date, and as provided herein, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any combination or subdivision of the outstanding Common Stock, any dividend payable in Common Stock in respect of the outstanding Common Stock or any other similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, evidence of which shall have been filed with the Rights Agent, without any further action and without any further notice, the only right of the holders of Rights shall be to receive the Redemption Price and such holders shall have no right to exercise the Rights. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent, or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event until the expiration of the Company's right of redemption hereunder. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

     Section 24. Exchange.
                 --------
     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Stock then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided,
                                                                --------
however, that the failure to give, or any defect in, such notice shall not
-------
affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in paragraph (b) of Section 11 hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

     (d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

     (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.

     Section 25. Notice of Certain Events. (a) In case the Company, at any time
                 ------------------------
after the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 130% of the rate of the last cash dividend theretofore paid), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier.

     (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

     Section 26. Notices. Notices or demands authorized by this Agreement to be
                 -------
given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

     Prudential Financial, Inc.
     751 Broad Street
     Prudential Plaza, 23rd Floor
     Newark, New Jersey 07102-3777

     Attention:  General Counsel

     Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

     EquiServe Trust Company, N.A.
     [Address]

     Attention:  [Title]

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock, whether in certificated or uncertificated form) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

     Section 27. Supplements and Amendments. Prior to the Distribution Date, the
                 --------------------------
Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock, whether in certificated or uncertificated form. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates;

provided this Agreement may not be supplemented or amended to lengthen, pursuant
--------
to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything herein to the contrary, this Agreement may not be amended at a time when the Rights are not redeemable.

     Section 28. Successors. All the covenants and provisions of this Agreement
                 ----------
by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Determinations and Actions Taken by the Board of Directors. For
                 ----------------------------------------------------------
all purposes of this Agreement, any calculation of the number of shares of Common Stock or of any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Voting Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to the holders of the Rights.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be
                 --------------------------
construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 31. Severability. If any term, provision, covenant or restriction
                 ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
--------  -------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board of Directors.

     Section 32. GOVERNING LAW. THIS AGREEMENT, EACH RIGHT AND EACH RIGHTS
                 -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW JERSEY AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

     Section 33. Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several
                 --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest                                  PRUDENTIAL FINANCIAL, INC.


By
  ----------------------------          ----------------------------------------
     Title:                             Title:
Attest                                  EQUISERVE TRUST COMPANY, N.A.


By
  ----------------------------          ----------------------------------------
     Title:                             Title:

                                                                       Exhibit A

            Terms of Series A Junior Participating Preferred Stock as included in the Certificate of Amendment to the Amended and Restated
                       Certificate of Incorporation  of
                          Prudential Financial, Inc.

     Section 1. Designation and Amount. The shares of such series shall be
                ----------------------
designated as "Series A Junior Participating Preferred Stock" and the number of authorized shares constituting such series shall be 1,500,000.

     Section 2. Dividends and Distributions.
                ---------------------------

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, annual dividends payable in cash on the first day of ________________ in each year (such date being referred to herein as an "Annual Dividend Payment Date"), commencing on the first Annual Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock", which term shall not include the Corporation's Class B Stock) since the immediately preceding Annual Dividend Payment Date, or, with respect to the first Annual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after ________________ (the "Original Issuance Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Annual Dividend Payment Date and the next subsequent Annual Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Annual Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Annual Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Annual Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issuance of such shares, or unless the date of issue is an Annual Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive an annual dividend and before such Annual Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Annual Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior
                -------------
Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Original Issuance Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law or, as to the Class B Stock, as otherwise provided in Section (b)4 of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and Class B Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount in excess of one annual dividend thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous annual dividend periods and for the current annual dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, holders of the Series A Junior Participating Preferred Stock, together with holders of any other series of Preferred Stock whose terms expressly provide that such series shall so vote together with the holders of the Series A Junior Participating Preferred Stock when dividends on such other series are in arrears in an amount specified in such series (including if so specified, but not limited to, an arreage of six quarterly dividend periods in accordance with New York Stock Exchange rules) ("Similar Default Voting Preferred Stock"), voting as a class, irrespective of series, shall have the right to elect two (2) directors.

     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any Similar Default Voting Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series A Junior Participating Preferred Stock and Similar Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of such Preferred Stock of such voting right. At any meeting at which the holders of such Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of such Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of such Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of such Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

     (iii) Unless the holders of Series A Junior Participating Preferred Stock and Similar Default Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of such Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of such Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of such Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) In any default period, the holders of Common Stock and Class B Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Series A Junior Participating Preferred Stock and any Similar Voting Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of such Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
(y) any vacancy in the Board of Directors may (except as provided in Paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph
(C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Junior Participating Preferred Stock and any Similar Voting Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of such Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Amended and Restated Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)
(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Certificate of

Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.
                --------------------

     (A) Whenever annual dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase, exchange, convert or otherwise acquire shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock (together with any related cash payment for fractional shares or similar adjustment);

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) except as provided in clause (iv) following, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase, exchange, convert or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating
                -----------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.
                --------------------------------------

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $10.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, (x) the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the product of (i) the Series A Liquidation Preference multiplied by (ii) the quotient of (I)1 divided by (II) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(x)(ii), the "Adjustment Number") and (y) the holders of shares of any Class B Stock shall have received an amount per share (the "Class B Adjustment") equal to the product of (i) the Series A Liquidation Preference multiplied by (ii) the quotient of (I) the number of liquidation units attributed one share of Class B Stock pursuant to Section (b)(5) of Article FOURTH of the Amended and Restated Certificate of Incorporation divided by (II) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Class B Stock) (such number in clause (y)(ii), the "Class B Adjustment Number"). Following the payment of such amounts to holders of the Series A Junior Participating Preferred Stock, Common Stock and any Class B Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock and Class B Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of 1 to the Adjustment Number with respect to such Preferred Stock and Common Stock, on a per share basis, respectively, and the ratio of 1 to the Class B Adjustment Number with respect to such Preferred Stock and Class B Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment and the Class B Adjustment, then such remaining assets shall be distributed to the holders of Common Stock and Class B Stock in the proportionate amount specified in paragraph (A) of this Section 6.

     (C) In the event the Corporation shall at any time after the Original Issuance Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) split the outstanding Common Stock into a larger number of shares or (iii) subdivide the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately following such event. In the event the Corporation shall at any time after the Original Issuance Date
(i) declare any dividend on Class B Stock payable in shares of Class B Stock,
(ii) split the outstanding Class B Stock into a larger number of shares or (iii) subdivide the outstanding Class B Stock into a smaller number of shares, then in each such case the Class B Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Class B Adjustment Number by a fraction the numerator of which is the number of shares of Class B Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Class B Stock outstanding immediately following such event.

    Section 7. Consolidation, Merger, etc. In case the Corporation shall enter
               ---------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Original Issuance Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) split the outstanding Common Stock into a larger number of shares or (iii) subdivide the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Junior Participating
                -------------
Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall
                -------
rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. At any time when any shares of Series A Junior
                 ---------
Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor the Certificate of Amendment shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred
                 -----------------
Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this ___ day
of                    .
   -------------------
                              --------------------------
                              [Chairman of the Board]

Attest:



---------------------------
[Secretary]

                                                                       Exhibit B
                                                                       ---------
                          [Form of Rights Certificate]

Certificate No.  R-                                            __________ Rights

          NOT EXERCISABLE AFTER __________________/2/
          UNLESS EXTENDED PRIOR THERETO BY THE
          BOARD OF DIRECTORS OR EARLIER IF REDEEMED
          OR EXCHANGED BY THE COMPANY. THE RIGHTS
          ARE SUBJECT TO REDEMPTION, AT THE OPTION
          OF THE COMPANY, AT $.01 PER RIGHT ON THE
          TERMS SET FORTH IN THE RIGHTS AGREEMENT.
          UNDER CERTAIN CIRCUMSTANCES, RIGHTS
          BENEFICIALLY OWNED BY AN ACQUIRING
          PERSON (AS SUCH TERM IS DEFINED IN THE
          RIGHTS AGREEMENT) AND ANY SUBSEQUENT
          HOLDER OF SUCH RIGHTS MAY BECOME NULL
          AND VOID. [THE RIGHTS REPRESENTED BY THIS
          RIGHTS CERTIFICATE ARE OR WERE
          BENEFICIALLY OWNED BY A PERSON WHO WAS
          OR BECAME AN ACQUIRING PERSON OR AN
          AFFILIATE OR ASSOCIATE OF AN ACQUIRING
          PERSON (AS SUCH TERMS ARE DEFINED IN THE
          RIGHTS AGREEMENT). ACCORDINGLY, THIS
          RIGHTS CERTIFICATE AND THE RIGHTS
          REPRESENTED HEREBY MAY BECOME NULL AND
          VOID IN THE CIRCUMSTANCES SPECIFIED IN
          SECTION 7(e) OF SUCH AGREEMENT.]/3/

----------

/2/ Insert the date that is the tenth anniversary of the effective date of the Plan of Reorganization.

/3/ The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               RIGHTS CERTIFICATE

                           PRUDENTIAL FINANCIAL, INC.

     This certifies that ________________________________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 1, 2001 (the "Rights Agreement"), between Prudential Financial, Inc., a New Jersey corporation (the "Company"), and EquiServe Trust Company, N.A., a ___________ corporation (the "Rights Agent"), to purchase from the Company, at any time prior to 5:00 P.M. (New Jersey time) on _______________,/4/ (unless such time is extended prior thereto by the Board of Directors) at the principal stock transfer office of the Rights Agent, or its successor as Rights Agent, one one-thousandth (1/1000) of a fully paid and nonassessable share of the Series A Participating Preferred Stock of the Company ("Preferred Stock"), at a purchase price of $___ per one one-thousandth of a share (the "Purchase Price") upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-thousandth of a share set forth above, are the number and Purchase Price as initially set forth in the Rights Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

----------

/4/ Insert the date that is the tenth anniversary of the effective date of the Plan of Reorganization.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the principal office of the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal stock transfer office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date, and
(ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

     No fractional shares of Preferred Stock (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment shall be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ---------- --, -----.

Attest                                 PRUDENTIAL FINANCIAL, INC.


By
  ----------------------------         -----------------------------------------
  Secretary                            Title:


Countersigned:

EQUISERVE TRUST COMPANY, N.A.



By
  ----------------------------
    Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto _____________________________________

______________________________________________________________________________
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney to transfer the within Rights Certificate on the books of the within-named Rights Agent, with full power of substitution.

Dated:  ___________, ____


Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________, ____


Signature

Signature Guaranteed:


                                     NOTICE
                                     ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                 (To be executed if holder desires to exercise
                Rights represented by the Rights Certificate.)

To Prudential Financial, Inc.:

     The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


   ------------------------------------------------------------------------
                        (Please print name and address)


   ------------------------------------------------------------------------

     If such number of rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


   ------------------------------------------------------------------------
                        (Please print name and address)


   ------------------------------------------------------------------------

Dated: ___________, ____

Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                    ,
      --------------------
               Signature

Signature Guaranteed:

                                    NOTICE
                                    ------

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C
                                                                       ---------

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
                 ---------------------------------------------

     On October 9, 2001 (the "Rights Authorization Date"), the Board of Directors of Prudential Financial, Inc. (the "Company") authorized an issuance of one Right for each share of Common Stock, par value $.01 per share, of the Company ("Common Stock") issued to policyholders in connection with the demutualization of The Prudential Insurance Company of America and in the Company's initial public offering. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of a series of the Company's preferred stock designated as Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $___ per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and EquiServe Trust Company, N.A. as Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all shares of Common Stock then outstanding (whether issued in uncertificated or certificated form), and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of outstanding shares of Common Stock, Class B Stock and/or other Company stock that represent 10% or more of the total voting power of all outstanding Company stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company (or such earlier or later date as the Board of Directors may determine prior to the date specified in this clause (i) or clause (ii) below that otherwise would be the Distribution Date), or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be in uncertificated form and registered in the name of the holders of shares of Common Stock and will be transferred with and only with such shares of Common Stock, (ii) any Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of shares of Common Stock outstanding (whether such shares of Common Stock are issued in uncertificated or certificated form) will also constitute the transfer of the Rights associated with such shares of Common Stock. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New Jersey time) on _______________/5/ (the "Expiration Date"), unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consideration, as noted above) for $100. Assuming that the Common Stock had a per share value of $20 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for an aggregate of $100.

     In the event that, on or at any time after a Stock Acquisition Date, the Company (i) engages in a merger or other business combination transaction (in which the Company is not the surviving corporation), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and any shares of the Company's Common Stock are changed into or exchanged for other securities or assets or (iii) 50% or more of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred each holder of a Right (except as noted below) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value (determined as provided in the Rights Agreement) of two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

----------

/5/ Insert the date that is the tenth anniversary of the effective date of the Plan of Reorganization.

     Until the Distribution Date, the Company may redeem the rights in whole, but not in part, at a price of $.01 per Right, (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Promptly upon the action of the Board of Directors of the Company electing to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 Redemption Price.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to Amendment No. 4 to a Registration Statement on Form S-1 dated November [14], 2001. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.